AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT dated as of October 7, 2005 to the Revolving Credit Agreement dated as of March 23, 2005 (the "Credit Agreement") among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (the "Borrower"), the BANKS party thereto (the "Banks"), JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A. and THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as Co-Documentation Agents, ABN AMRO BANK N.V., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Administrative Agent (the "Administrative Agent").

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement to provide an additional exception to the lien covenant;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the Amendment Effective Date (as defined in Section 6 below), refer to the Credit Agreement as amended hereby.

SECTION 2. Amendment to the Lien Covenant. Section 5.10 (viii) of the Credit Agreement is amended by replacing the reference to "110%" with "150%".

SECTION 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent

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shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION By: /s/ Steven L. Lilly Name: Steven L. Lilly Title: Senior Vice President & CFO

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The Bank of Nova Scotia By: /s/ Thane A. Rattew Name: Thane A. Rattew Title: Managing Director

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JPMorgan Chase Bank, N.A. By: /s/ Thomas L. Casey Name: Thomas L. Casey Title: Vice President

Bank of America, N.A. By: /s/ Mary Pat Riggins Name: Mary Pat Riggins Title: Senior Vice President

Bank of Tokyo-Mitsubishi Ltd., New York Branch By: /s/ James A. Profesta Name: James A. Profesta Title: Authorized Signatory

ABN AMRO Bank N.V. By: /s/ Neil R. Stein /s/ Michael DeMarco Name: Neil R. Stein Michael DeMarco Title: Director Asst. Vice President

CREDIT SUISSE, Cayman Islands
     Branch (formerly known as CREDIT SUISSE
     FIRST BOSTON, acting through its
     Cayman Islands Branch)

By:        /s/ Jay Chall
Name:   Jay Chall
Title:     Director

By:        /s/ Thomas Cantello
Name:   Thomas Cantello
Title:      Vice President

UBS Loan Finance LLC

By:        /s/ Christopher M. Altkin
Name:   Christopher M. Altkin
Title:     Associate Director
             Banking Products
             Services, US

By:        /s/ Anthony N. Joseph
Name:  Anthony N. Joseph
Title:    Director
            Banking Products
            Services, US

Lehman Commercial Paper Inc. By: /s/ Janine M. Shugan Name: Janine M. Shugan Title: Authorized Signatory

MERRILL LYNCH BANK USA By: /s/ Louis Alder Name: Louis Alder Title: Director

Toronto Dominion (Texas) LLC By: /s/ Jim Bridwell Name: Jim Bridwell Title: Authorized Signatory

Harris Nesbitt Financing, Inc. By: /s/ Cahal B. Carmody Name: Cahal B. Carmody Title: Vice President

U.S. Bank, National Association By: /s/ Richard Popp Name: Richard Popp Title: Vice President

Mizuho Corporate Bank, Ltd. By: /s/ Raymond Ventura Name: Raymond Ventura Title: Deputy General Manager

Sumitomo Mitsui Banking Corporation By: /s/ David A. Buck Name: David A. Buck Title: Senior Vice President

KeyBank National Association By: /s/ Sherrie I. Manson Name: Sherrie I. Manson Title: KeyBank National Association Vice President

Suntrust Bank By: /s/ William C. Washburn, Jr. Name: William C. Washburn, Jr. Title: Vice President